Exhibit 99.2

Novocure to Hold Webcast to Discuss JAMA Publication of EF-14

Phase 3 Clinical Trial Data

St. Helier, Jersey – Dec. 15, 2015 – Novocure (NASDAQ: NVCR) will hold a webcast today at 5 p.m. EST to discuss the publication of the EF-14 phase 3 clinical trial results in the Journal of the American Medical Association (JAMA).

The EF-14 trial data show that treatment with Optune plus standard of care temozolomide significantly extended both progression-free survival (PFS) and overall survival (OS) compared to treatment with temozolomide alone in adults with newly diagnosed GBM.

Analysts and investors can participate in the conference call by dialing (877)726-5929 for domestic callers and (530)379-4648 for international callers, using the conference ID 3075320. The webcast will be available on Novocure’s website for 14 days following the call.

About Novocure

Novocure is a Jersey Isle oncology company pioneering a novel therapy for solid tumors called TTFields. Novocure’s US operations are based in Portsmouth, NH and New York, NY. Additionally, the company has offices in Germany, Switzerland, and Japan and a research center in Haifa, Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as more specific risks and uncertainties facing Novocure such as those set forth in its Quarterly Report on Form 10-Q filed on October 27, 2015, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Media and Investor Contact:

Ashley Cordova, Novocure

acordova@novocure.com

212 767 7558